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CONTACT:                                    INVESTOR CONTACT:
Dr. Robert C. Varney                        Philip Dubois, Dubois Consulting
(703) 968-4808 RVarney@Didax.com            (757) 229-0666 PDubois690@AOL.com


              DIDAX BOARD SELECTS NEW CEO FROM CACI INTERNATIONAL,
                     A $273M INFORMATION TECHNOLOGY COMPANY
                          TOP PROFIT PERFORMER SELECTED

Chantilly, VA -March 30, 1998 - DIDAX INC (Nasdaq: AMEN) announced today that its Board of Directors has recently offered the position of Chief Executive Officer and President of the Company to William M. Parker, currently Executive Vice President and Manager of the Information Systems Division of CACI International, Inc. (Nasdaq: CACI). Mr. Parker has accepted the position and will also serve on the Board of Directors of DIDAX INC.

Dr. Robert C. Varney, current CEO for the Company, in making the announcement said: "Bill has strong experience in implementing growth oriented businesses and recently led his business area in CACI to be the Company's top performer in profit growth. In my continuing role as Director, I look forward to working with Bill as he uses his talents to press DIDAX forward at the strong pace it has been achieving through its premier site, CCN: The Christian Community Network(TM) (http://www.christcom.net), which has continued to grow over the past 15 months at about 30% per month."

"We are pleased to have Bill join DIDAX as its new CEO." said Jim Buick, Chairman of the Board. "Bill has the experience that we have been seeking to take the Company to the `next level'. He has a strong operations background, good marketing credentials and has been a high level executive in an organization whose revenues have well exceeded $100 million."

Since 1996, Mr. Parker has been Executive Vice President and Manager of the $70 million Information Systems Division of CACI. From 1992 to 1996, he was Executive Vice President and Director of Business Development for CACI., where he was instrumental in winning over $775 million of new business, leading to significant corporate growth. Mr. Parker received a B.S. degree from the U.S. Naval Academy.

Mr. Parker, in accepting the CEO role, said: "I look forward to the opportunity to serve the fine people who are DIDAX as we together serve the Christian community on the Internet. DIDAX is in a unique position to grow in this fast-expanding market, as more and more Christians connect on the Internet."

Mr. Parker will be joining DIDAX in April, 1998.
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ABOUT DIDAX:
Founded in 1993, the Company is primarily known as the creator of CCN: The Christian Community Network(TM) (http://www.christcom.net) CCN is an interactive Website that provides information, interaction, and opportunities for involvement to the Christian and family-friendly community. Content and site resources are developed and offered both by DIDAX and by religious and secular retailers, publishers, charities and ministries. The Company generates revenues through the sale of advertising space on CCN, memberships in affinity marketing programs (affording participants price discounts and other benefits of group purchasing power), the sale of Christian and family-friendly products manufactured or developed by others (books, music, and so on), and to a lesser extent, the continuing provision of technology consulting services to Christian organizations (including Promise Keepers, Christianity Today, World Vision, Family Research Council, Young Life and the Presbyterian Church in America).

Safe Harbor
This press release includes forward-looking statements related to DIDAX that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect DIDAX's future results, please see the Company's filings with the Security and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from DIDAX's investor relations department.